Exhibit 5.1

[LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]

                    , 2010

Gevo, Inc.

345 Inverness Drive South

Building C, Suite 310

Englewood, CO 80112

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Gevo, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (File No. 333-168792) of the Company (as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the proposed underwritten public offering (the “Offering”) of up to an aggregate of                    shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be sold by the Company, which includes up to                    shares of Common Stock that may be sold by the Company upon exercise of the over-allotment option granted to the underwriters of the Offering.

As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, certificates of public officials and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation: (i) the Registration Statement; (ii) the Prospectus; (iii) the Company’s Amended and Restated Certificate of Incorporation, as currently in effect, filed as Exhibit 3.1 to the Registration Statement; (iv) the Company’s Amended and Restated Bylaws, as currently in effect, filed as Exhibit 3.3 to the Registration Statement; (v) the Company’s Amended and Restated Certificate of Incorporation, to become effective upon completion of the Offering, filed as Exhibit 3.2 to the Registration Statement; (vi) the Company’s Amended and Restated Bylaws, to become effective upon completion of the Offering, filed as Exhibit 3.4 to the Registration Statement; and (vii) the Underwriting Agreement to be entered into by and among the Company and UBS Securities LLC and Goldman, Sachs & Co., as representatives of the several underwriters, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Gevo, Inc.

                    , 2010

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, certificates and other documents by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company. We also have assumed that the Shares will be sold for a price per share not less than the par value per share of the Common Stock, and that the Shares will be issued and sold as described in the Registration Statement and the Underwriting Agreement.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, with payment received by the Company in the manner described in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect as of the date of this letter, the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely to you in connection with the registration of the Shares for issuance as described in the Registration Statement and the Prospectus. This opinion letter may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent. This opinion letter speaks as of the date hereof and we assume no obligation to advise you or any other

Gevo, Inc.

                    , 2010

person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein, even though the change may affect the legal analysis, a legal conclusion or other matters in this opinion letter.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,